UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2010

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas	811-1056	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas		75230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on July 19, 2010.  As of May 28, 2010, the record date, 3,741,638 shares of common stock were eligible to be voted, and 3,373,485 of those shares were voted in person or by proxy at the Annual Meeting.  Shareholders were asked to consider and act upon:

(1)	To elect five (5) directors to serve until our next annual meeting of shareholders or until their respective successors shall be elected and qualified; and

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2011.

The director nominees, Messrs. Donald W. Burton, Graeme W. Henderson, Samuel B. Ligon, Gary L. Martin and John H. Wilson were elected to the Company’s board of directors. The votes for, votes withheld, and broker non-votes for each director nominee are set out below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donald W. Burton	2,149,001	276,288	948,196
Graeme W. Henderson	2,112,192	313,096	948,196
Samuel B. Ligon	2,112,315	312,974	948,196
Gary L. Martin	2,366,951	58,338	948,196
John H. Wilson	2,088,053	337,236	948,196

The recommendation to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011 was approved.  The votes for, votes against, abstentions and broker non-votes for this proposal are set out below:

Votes For	3,365,323
Votes Against	3,400
Abstentions	4,762
Broker Non-Votes	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2010	By:	/s/ Gary L. Martin
Name: Gary L. Martin
Title: Chairman and President